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                        DAWSON PRODUCTION SERVICES, INC.
                          EMPLOYEE SEVERANCE PAY PLAN



                         EFFECTIVE AS OF AUGUST 7, 1998
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                        DAWSON PRODUCTION SERVICES, INC.
                          EMPLOYEE SEVERANCE PAY PLAN
                          AS EFFECTIVE AUGUST 7, 1998

                               TABLE OF CONTENTS

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ARTICLE I - PURPOSE AND SCOPE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.1      Purpose of Plan; Capitalized Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 1.2      Plan Status . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II - DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 2.1      "Administrator" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 2.2      "Affiliate" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                 2.3      "Claim Form"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 2.4      "Change of Control" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 2.5      "Code"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
                 2.6      "Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.7      "Effective Date of a Change of Control" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.8      "Eligible Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.9      "Executive Officer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.10     "ERISA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.11     "Hourly Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.12     "Incumbent Board" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.13     "Independent Contractor"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.14     "Office Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.15     "Part-Time Employee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.16     "Person"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.17     "Plan"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
                 2.18     "Plan Year" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.19     "Purchaser" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.20     "Salaried Employee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.21     "Severance Benefits"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.22     "Termination Date"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.23     "Termination for Cause" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.24     "Temporary Employee"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
                 2.25     "Years of Service"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE III - ELIGIBLE EMPLOYEES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE IV - SEVERANCE BENEFITS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 4.1      Requirements for Severance Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 4.2      Amount of Severance Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
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ARTICLE V - PAYMENT OF SEVERANCE BENEFITS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 5.1      Severance Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 5.2      Deductions From Severance Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                 5.3      Severance Benefits Are Not Compensation for Other Benefits  . . . . . . . . . . . . . . . . . . 7
                 5.4      Payment after Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
                 5.5      Release . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

ARTICLE VI - CLAIMS AND APPEAL PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8

ARTICLE VII - PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 7.1      In General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 7.2      Reimbursement and Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                 7.3      Rulemaking Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE VIII - AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

ARTICLE IX - MISCELLANEOUS INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 9.1      Limitation of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 9.2      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
                 9.3      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 9.4      Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 9.5      Gender and Numbers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 9.6      Spendthrift Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 9.7      Mistaken Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
                 9.8      Information Requested . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10





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                        DAWSON PRODUCTION SERVICES, INC.
                          EMPLOYEE SEVERANCE PAY PLAN
                          AS EFFECTIVE AUGUST 7, 1998


         WHEREAS, the Company wishes to establish the Plan effective as of August 7, 1998 to provide certain severance benefits to eligible persons under the terms and conditions provided therein; and

         NOW, THEREFORE, the Company hereby establishes the Plan effective as of August 7, 1998 to provide certain severance benefits to eligible persons under the terms and conditions provided herein.

                         ARTICLE I - PURPOSE AND SCOPE


         1.1 Purpose of Plan; Capitalized Terms. The Company has established and maintains the Plan as a severance program in connection with a potential Change of Control of the Company. The purpose of this Plan is to provide to Eligible Employees certain Severance Benefits under the terms and conditions specified in Article IV of the Plan and to provide financial security to Eligible Employees who suffer a permanent job loss due to a Change of Control. No other employee of the Company or any other person shall have any right to benefits under this Plan. Capitalized terms used herein are defined in Article II of the Plan.


         1.2 Plan Status. The Company intends for the Plan to qualify as an "employee welfare benefit plan" within the meaning of section 3(1) of ERISA. The Plan shall, at all times, be interpreted and administered in accordance with ERISA and any other pertinent provisions of federal law.

                            ARTICLE II - DEFINITIONS

         Wherever used herein, the following terms have the following meanings unless the context clearly requires a different meaning:


         2.1 "ADMINISTRATOR" means the Company or such other person or committee as may be appointed from time to time by the Company to supervise the administration of the Plan. The Administrator will be the named fiduciary for purposes of section 402(a)(1) of ERISA with respect to all duties and powers assigned to the Administrator hereunder and will be responsible for complying with all reporting and disclosure requirements of Part I of Subtitle B of Title I of ERISA.


         2.2 "AFFILIATE" means any of the following, with regard to the Company or the Purchaser: (i) a member of a controlled group of corporations of which the Company or the Purchaser, respectively, is a member, or (ii) an unincorporated trade or business which is under common control with the Company or the Purchaser, respectively, as determined in accordance with Code Section 414(c) and regulations issued thereunder. Subject to Code Section 415(h), a

"controlled group of corporations" shall mean a controlled group of corporations as defined in Code Section 414(b).


         2.3 "CLAIM FORM" means the claim form attached as Attachment A or any other form designated by the Administrator in its sole and absolute discretion to be completed by an Eligible Employee to claim Severance Benefits under the Plan. The Administrator in its exclusive discretion shall decide the required content of the Claim Form and may modify such content as its deems appropriate in its exclusive discretion from time to time.


         2.4 "CHANGE OF CONTROL" shall be deemed to have occurred in any of the following instances:

                 (a) any Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities & Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company; or

                 (b) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors; or

                 (c) a public announcement is made of a tender or exchange offer by any Person for fifty percent (50%) or more of the outstanding voting securities of the Company, and the Board of Directors approves or fails to oppose that tender or exchange offer in its statements in Schedule 14D-9 under the Securities & Exchange Act of 1934; or

                 (d) the shareholders of the Company approve a merger or consolidation of the Company with any other Person (or, if no such approval is required, the consummation of such a merger or consolidation of the Company), other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the consummation thereof continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or of a parent of the surviving entity) a majority of the combined voting power of the voting securities of the surviving entity (or its parent) outstanding immediately after that merger or consolidation; or

                 (e) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets (or, if no such approval is required, the consummation of such a liquidation, sale, or disposition in one transaction or series of related transactions) other than a liquidation, sale, or disposition of all or substantially all the Company's assets in one transaction or a series of related transactions to a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         2.5 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.





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         2.6     "COMPANY" means Dawson Production Services, Inc.,and its
subsidiaries, or any successor thereto, which elects to continue the Plan.

         2.7 "EFFECTIVE DATE OF A CHANGE OF CONTROL" means the effective date of a Change of Control.

         2.8 "ELIGIBLE EMPLOYEE" means an individual who is a Full-Time Office Employee or a Full-Time Salaried Employee, and the Administrator determines such individual to be qualified as an Eligible Employee under the terms and conditions specified in Article III of the Plan, as it shall be amended from time to time. Only Eligible Employees who satisfy all applicable terms and conditions of the Plan may receive Severance Benefits.

         2.9 "EXECUTIVE OFFICER" means the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer of the Company.

         2.10 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         2.11 "HOURLY EMPLOYEE" means an employee of the Company who does not fall within the definition of an Office Employee or a Salaried Employee.

         2.12 "INCUMBENT BOARD" means the individuals who constitute the Board of Directors immediately prior to a Change of Control and any other individual who becomes a director of the Corporation after that date and whose election or appointment by the Board of Directors or nomination for election by the Corporation's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

         2.13 "INDEPENDENT CONTRACTOR" means any individual contracted for a specific assignment, for a specific duration or who is not treated as an employee on the payroll of the records of the Company. A verbal or written contract may be in effect.

         2.14 "OFFICE EMPLOYEE" means an individual who is employed by the Company and who is listed on the Company's regular payroll records under position codes 59, 60, 69 and 71 and whose work week is regularly scheduled to be thirty (30) hours a week or more.

         2.15 "PART-TIME EMPLOYEE" means a person whose work week is regularly scheduled to be less than thirty (30) hours a week.

         2.16 "PERSON" means any individual, corporation, limited liability company, partnership, unincorporated association, trust, or any other legally recognized entity.

         2.17 "PLAN" means the Dawson Production Services, Inc. Employee Severance Pay Plan as set forth herein, together with any amendments and attachments hereto as shall be adopted from time to time.





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
         2.18 "PLAN YEAR" means the twelve-month period that begins on each January 1, and ends on the following December 31.

         2.19 "PURCHASER" means the survivor of any merger, the resulting company of any consolidation, or the purchaser of stock or assets in a Change in Control.

         2.20 "SALARIED EMPLOYEE" means an individual who is employed by the Company and who is listed on the Company's regular payroll records under position codes 57, 58, 59, 60, 61, 63, 64, 72, 73, 74, 75 and 90, and whose work week is regularly scheduled to be thirty (30) hours a week or more.

         2.21 "SEVERANCE BENEFITS" means the benefits provided under the terms and conditions specified in Article IV of the Plan.

         2.22 "TERMINATION DATE" means the date upon which the Company or the Purchaser designates as the effective date of the Eligible Employee's termination of employment where such termination of employment with the Company occurs on or after the Effective Date of a Change of Control.

         2.23 "TERMINATION FOR CAUSE" means an involuntary termination of employment based upon an Employee's commission of any of the following:

                 (a) an intentional act of fraud, embezzlement or theft in connection with his duties or in the course of his employment with the Company;

                 (b) intentional damage of more than $1,000 worth of property of the Company;

                 (c) intentional wrongful disclosure of trade secrets or confidential information of the Company;

                 (d) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order;

                 (e) intentional breach of fiduciary duty owed to the Company involving personal profit; or

                 (f)      gross misconduct.

         2.24 "TEMPORARY EMPLOYEE" means a person contracted through a temporary service company, agency, employee leasing company, staffing company, or a person individually who supplements the work force temporarily, to perform services as a temporary employee, or is otherwise hired to perform services for the Company and is not classified on the Company's books as a regular common law employee of the Company.





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
         2.25    "YEARS OF SERVICE" means the number of complete consecutive
12 month periods of time for which an Eligible Employee has been on the Company payroll on a full-time or full-time equivalent basis (as determined by the Company's vacation policy as may be in effect from time to time), or has been on such basis on the payroll of a company or other entity which has merged into or has been acquired by the Company, from his last date of hire to his Termination Date. Any breaks in service shall start a new period of service for the purpose of determining Years of Service.

                        ARTICLE III - ELIGIBLE EMPLOYEES

         An individual will qualify as an Eligible Employee only if the individual satisfies each of the following conditions:

                 (a) The individual was employed by the Company as a Salaried Employee or Office Employee of the Company on the date the Company notified the individual that it was involuntarily terminating his employment;

                 (b) The individual was involuntarily terminated from employment by the Company on or within eighteen (18) months after the Effective Date of a Change of Control, and for a reason other than: (i) a Termination for Cause; (ii) termination of employment with the Company where the individual is immediately offered a similar or equivalent position, with similar duties and with no decrease in base pay at a location within commuting distance of the individual's principal residence, by an Affiliate of the Company or the Purchaser; or (iii) termination due to the sale of the Company where the individual is immediately offered a similar or equivalent position, with similar duties and with no decrease in base pay at a location within commuting distance of the individual's principal residence, by an Affiliate of the Company or the Purchaser;

                 (c) Prior to the date that the Company notified the individual of his employment termination the individual did not: (1) voluntarily terminate employment or notify the Company of his intent or election to terminate employment at some future date by resignation (either voluntarily or in lieu of Termination for Cause), failure to appear for work, or retirement; or (2) terminate employment upon the expiration of disability leave;

                 (d) The Employee is an Office Employee or Salaried Employee for at least thirty (30) calendar days immediately prior to a Change of Control and on the effective date of a Change of Control;

                 (e) The Administrator determines that the individual satisfies all other conditions under the Plan required to qualify as an Eligible Employee and that the individual is not otherwise disqualified or excluded from eligibility under the terms of the Plan.

If an individual does not meet these conditions and all other requirements of the Plan, he will not be entitled to any Severance Benefits under this Plan. Hourly Employees, Independent Contractors, Part-Time Employees and Temporary Employees are not Eligible Employees. This means that Hourly Employees, Independent Contractors, Temporary Employees, and Part-Time Employees are not eligible for Severance Benefits.

                        ARTICLE IV - SEVERANCE BENEFITS

         4.1 Requirements for Severance Benefits. The Plan shall pay Severance Benefits in accordance with this Article IV only to Eligible Employees.

         4.2 Amount of Severance Benefits. The amount of Severance Benefits will be determined in accordance with this Paragraph.

                 (a) ELIGIBLE EMPLOYEES WITH THREE YEARS OF SERVICE OR FEWER. Each Eligible Employee with three (3) Years of Service or fewer shall be entitled to three months' salary.

                 (b) ELIGIBLE EMPLOYEES WITH MORE THAN THREE YEARS OF SERVICE. Each Eligible Employee with more than three
                          (3) Years of Service shall be entitled to one months' salary multiplied by the number of Years of Service for the Eligible Employee.

                 (c) EXECUTIVE OFFICERS. The Chief Executive Officer, Chief Operating Officer, or Chief Financial Officer shall receive Severance Benefits pursuant to this Plan unless they are entitled to severance benefits from the Company through a separate agreement between such officer and the Company, in which case the separate agreement will control, and no Severance Benefits will be provided to such Executive Officer.

                   ARTICLE V - PAYMENT OF SEVERANCE BENEFITS

         Any Severance Benefits payable under the Plan shall be paid as specified in this Article V of the Plan or in accordance with such other uniform nondiscriminatory rules as the Administrator, in its exclusive discretion, deems appropriate.

         5.1 Severance Benefits. Severance Benefits, if any, under the Plan, will be paid to an Eligible Employee on or before the next regularly scheduled payroll date after the Termination Date of the Eligible Employee. Severance Benefits shall be paid in a single lump sum cash payment.

         5.2 Deductions From Severance Benefits. The following items will be deducted from any Severance Benefits payable under this Plan:

                 (a)      All required federal, state and local taxes;

                 (b) To the extent permitted by law, any amounts owed to the Company by an Eligible Employee;

                 (c) Any compensation or other payments that the Eligible Employee receives (or may be entitled to receive) on termination of employment pursuant to any rights or entitlement that the Eligible Employee possesses or asserts pursuant to a written or oral employment agreement with the Company or any successor thereto, regardless of whether the term of such agreement is expired or unexpired as of the Eligible Employee's Termination Date; and

                 (d) Any compensation or other payments that the Eligible Employee receives (or may be entitled to receive) on termination of employment pursuant to any rights under any severance plan of Purchaser.

         By acceptance of any Severance Benefits from the Plan the Eligible Employee shall be deemed to have agreed to adhere to all terms of the Plan. The Eligible Employee also shall be deemed to agree that the Eligible Employee will repay any Severance Benefits that the Administrator determines he has received from the Plan in excess of the amount provided under the Plan.

         5.3 Severance Benefits Are Not Compensation for Other Benefits. Severance Benefits are not considered as covered compensation for benefit plan purposes. The number of months of Severance Benefits provided to an Eligible Employee shall not be considered in calculating the Eligible Employee's entitlement, if any, to vacation, sick leave, bonus, incentive compensation, retirement or other benefits except as is specifically provided in the Company's other employee benefit plans. In addition, except as required by law, all employee benefits cease as of the Eligible Employee's Termination Date.

         5.4 Payment after Death. If an Eligible Employee dies before Severance Benefits have been paid in full, the remaining Severance Benefits will be paid to the Eligible Employee's estate. The Plan shall be discharged fully and completely to the extent of any payment made to any such estate.

         5.5 Release. The Administrator, in his sole and absolute discretion, may require an Eligible Employee to sign a release, in a form prescribed by the Company, that releases all claims that the Eligible Employee may have, whether known or unknown, arising out of or related to his employment with the Company or the Purchaser, including claims arising out of Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Equal Pay Act, and any and all State and Federal statutes concerning employment. If an Eligible Employee does not execute such a release if requested, the Administrator shall not pay any Severance Benefits to the otherwise Eligible Employee, and the Administrator shall withhold any Severance Benefits until such release has been executed.





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
                   ARTICLE VI - CLAIMS AND APPEAL PROCEDURES

         In the event an employee fails to receive a Severance Benefit to which he believes he is entitled, he must make a claim for Severance Benefits in writing to the Administrator describing the claim and asking the Administrator to rule on the claim's validity under the terms of the Plan. With respect to any claim for the requested Severance Benefits, the Administrator will then issue a decision on whether the claim is denied or granted within thirty (30) days after receiving the claim. If the claim is denied in whole or in part, the decision in writing by the Administrator must include the specific reasons for the denial and reference to the Plan provisions on which the denial is based. The decision must also include a description of any additional information which the employee needs to submit in order to refile the claim, along with an explanation of why such additional information is necessary and how the procedure for reviewing claims works. If the notice of denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the employee is permitted to proceed with the review procedure.

         If his claim is denied in whole or in part, an employee may appeal in writing a denial of the claim, in part or in whole, and request a review by the Administrator. The appeal must be submitted within sixty (60) days after notice of the denial of the claim. The employee may request in writing to review copies of pertinent Plan documents in connection with the appeal. The Administrator will review the appeal and notify the employee of the final decision within thirty (30) days after receiving the request for review. The notice of the final decision must include the specific reasons for the decision and specific references to the pertinent Plan provisions on which the Administrator's decision is based. If the employee is dissatisfied with the Administrator's review decision, the employee has the right to file suit.

         A deceased employee's beneficiary should follow the same claims procedure in the event of the employee's death.


                       ARTICLE VII - PLAN ADMINISTRATION


         7.1 In General. The general administration of the Plan and the duty to carry out its provisions shall be vested in the Administrator, which shall be the named fiduciary of the Plan for purposes of ERISA. The Plan and Severance Benefits under the Plan shall be administered by the Administrator appointed from time to time by the Company. The Administrator may, in its discretion, secure the services of other parties, including agents and/or employees to carry out the day-to-day functions necessary to an efficient operation of the Plan. The Administrator shall have the exclusive right to interpret the terms of the Plan, to determine eligibility for coverage and benefits, and to make such other determinations and to exercise such other powers and responsibilities as shall be provided for in the Plan or shall be necessary or helpful with respect thereto and its good faith interpretation shall be binding and conclusive upon all persons.

         7.2 Reimbursement and Compensation. The Administrator shall receive no compensation for its services as Administrator, but it shall be entitled to reimbursement for all sums reasonably and necessarily expended by it in the performance of such duties.

         7.3 Rulemaking Powers. The Administrator shall have the power to make reasonable rules and regulations required in the administration of the Plan, to make all determinations necessary for the Plan's administration, except those determinations which the Plan requires others to make, and to construe and interpret the Plan wherever necessary to carry out its intent and purpose and to facilitate its administration. The Administrator and the Company, with respect to all duties assigned to such entities hereunder, shall have the exclusive right to interpret the terms of the Plan and determine eligibility for coverage and benefits under the Plan and its good faith interpretation shall be binding and conclusive on all persons. In the exercise of such discretionary powers, the Administrator shall treat all similarly-situated Eligible Employees uniformly and equitably under the Plan. No action may be brought for benefits under the Plan until a claim has been submitted and the appeal rights under the Plan have been exhausted.

                    ARTICLE VIII - AMENDMENT AND TERMINATION

         This Plan will terminate automatically, and without any action by the Board of Directors of the Company or the Administrator, if there has been no Change of Control of the Company within five (5) years after the effective date of this Plan. After such five (5) year period, the Company, acting through its Chief Executive Officer or such other person or committee appointed by its Board of Directors, reserves the right to amend or terminate the Plan at any time, without the consent of any person or entity. Such amendment or termination shall not affect benefits to which an Eligible Employee who has already been terminated may be entitled to under the Plan prior to such amendments or termination.

         In the event of a Change of Control, this Plan may not be amended for a period of eighteen (18) months after the Change of Control. After such eighteen (18) month period, the Company, acting through its Chief Executive Officer or such other person or committee appointed by its Board of Directors, reserves the right to amend or terminate the Plan at any time, without the consent of any person or entity. Such amendment or termination shall not affect benefits to which an Eligible Employee who has already been terminated may be entitled to under the Plan prior to such amendments or termination.

                     ARTICLE IX - MISCELLANEOUS INFORMATION

         9.1 Limitation of Rights. Neither the establishment of the Plan nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Eligible Employee, or other person any legal or equitable right against the Company or any person acting on behalf of the Company, except as expressly provided herein. Likewise, nothing appearing in or done pursuant to the Plan shall be held or construed to create a contract of employment with any Eligible Employee, to obligate the Company to continue the service of the Eligible Employee or to affect or modify his or her terms of employment in any way.

         9.2 Governing Law. The provisions of the Plan shall be construed, enforced and administered according to ERISA and any otherwise applicable Federal law and, to the extent not preempted by federal law, the laws of the State of Texas.

         9.3 Severability. If any provision of the Plan is held invalid or unenforceable, its validity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included herein.

         9.4 Captions. The captions contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan, nor in any way shall affect the Plan or the construction of any provision thereof.

         9.5 Gender and Numbers. A pronoun or adjective in the masculine or feminine gender include both genders, and the singular includes the plural, and vice versa, unless the context clearly indicates otherwise.

         9.6 Spendthrift Provision. No benefit, right or interest of any person hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process or be liable for, or subject to, the debts, liabilities or other obligations of such persons, except as otherwise required by law.

         9.7 Mistaken Payments. Any amounts paid to an Eligible Employee or other person in excess of the amount to which he is entitled hereunder shall be repaid by the Eligible Employee or other person promptly following receipt by the Eligible Employee or other person of a notice of such excess payments. In the event such repayment is not made by the Eligible Employee or other person, the Administrator shall have right to offset such repayment amounts against any amounts owed to the Eligible Employee or other person by the Company, unless otherwise prohibited by law, until the entire amount of such excess payments are recovered by the Administrator.

         9.8 Information Requested. Eligible Employee or other persons shall provide the Company, the Administrator, and their authorized representatives with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

                                        DAWSON PRODUCTION SERVICES, INC.



                                        By:
                                              --------------------------------
                                        Its:
                                             ---------------------------------

              Attachment A to the Dawson Production Services, Inc.
                          Employee Severance Pay Plan

                        DAWSON PRODUCTION SERVICES, INC.
                          EMPLOYEE SEVERANCE PAY PLAN
                                   CLAIM FORM

Name of Plan: Dawson Production Services, Inc. Employee Severance Pay Plan


                        THIS CLAIM FORM MUST BE RETURNED
          WITHIN THIRTY (30) WORKING DAYS OF YOUR DATE OF TERMINATION

         As explained in the Dawson Production Services, Inc., Employee Severance Pay Plan and Summary Plan Description, you may make a claim for Severance Benefits by completing and signing this form. If you apply for Severance Benefits and the Administrator determines that you otherwise satisfy the requirements to qualify for those benefits and approves your application, you will receive Severance Benefits pursuant to the terms of the Dawson Production Services, Inc. Severance Pay Plan. To make a claim for Severance Benefits, return the completed form to the Administrator, c/o Human Resources Department of Dawson Production Services, Inc.,112 East Pecan Street, Suite 1000, San Antonio, Texas 78205 within thirty (30) days of your Termination Date.

         I have read the Dawson Production Services, Inc. Employee Severance Pay Plan Summary Plan Description, and I understand my rights under it. I understand that my claim for Severance Benefits under the Plan will be reviewed by the Administrator and that approval of my application for Severance Benefits will be granted or denied based on the terms of the Dawson Production Services, Inc. Employee Severance Pay Plan.

                 Your signature:
                                               --------------------------------
                 Your Printed Name:
                                               --------------------------------
                 Date:
                                               --------------------------------
                 Address:
                                               --------------------------------
                 Telephone:
                                               --------------------------------

-------------------------------------------------------------------------------

Received by Administrator:___________________________Date:__________Time:______

Severance Claim, check only ONE:_____________Approved _____________Disapproved

By:
     ----------------------------------------------
     Manager Human Resources

Severance Date:
                -----------------------------------

Reason for Disapproval (if applicable):
                                         --------------------------------------